EXHIBIT 99.1

ASTORIA FINANCIAL CORPORATION [LOGO]                                     NEWS
One Astoria Federal Plaza, Lake Success, NY 11042-1085                   RELEASE
(516) 327-3000


                                    CONTACT:  PETER J. CUNNINGHAM
                                              VICE PRESIDENT
                                              INVESTOR RELATIONS
                                              (516) 327-7877

FOR IMMEDIATE RELEASE


               ASTORIA FINANCIAL CORPORATION REPORTS 31% INCREASE
                  IN SECOND QUARTER EARNINGS TO $0.72 PER SHARE
                       (CASH EARNINGS OF $1.00 PER SHARE)
               DECLARES QUARTERLY CASH DIVIDEND OF $0.15 PER SHARE

LAKE SUCCESS, NEW YORK - JULY 17, 1997 -- Astoria Financial Corporation (Nasdaq:ASFC), the holding company for Astoria Federal Savings and Loan Association, today reported fully diluted earnings per share of $0.72 for the second quarter ended June 30, 1997, a 30.9% increase from fully diluted earnings per share of $0.55 for the 1996 second quarter. For the six months ended June 30, 1997, fully diluted earnings per share increased 17.1%, to $1.44 from $1.23 in the comparable 1996 period.

         Astoria Financial's net income increased 29.9% to $15.2 million for the quarter ended June 30, 1997 from $11.7 million for the 1996 second quarter. Net income for the six months ended June 30, 1997 increased 15.9%, to $30.6 million from $26.4 million for the first half of 1996.

CASH EARNINGS AND RELATED RETURNS

         Cash earnings, which represent the amount by which tangible equity changes each period due to operating results, include reported earnings plus the non-cash charges for goodwill amortization and amortization relating to certain employee stock plans and related tax benefit. It is important that investors or potential investors focus on cash earnings and related ratios since tangible equity generation, or cash earnings, measures our financial capacity for growth, share repurchases and/or payment of dividends. Cash earnings increased tangible equity in the 1997 second quarter by $21.2 million, or 39.7% more than reported earnings would indicate. Please see pages 10 through 14.

         Cash earnings were $21.2 million, or $1.00 per share, for the 1997 second quarter compared to $16.7 million, or $0.79 per share, for the 1996 second quarter. For the six months ended June 30, 1997, cash earnings were $42.6 million, or $2.01 per share, compared to $36.2 million, or $1.69 per share for the comparable 1996 period.

         The cash returns on average tangible equity for the second quarter and six months ended June 30, 1997 were 17.23% and 17.37%, respectively, versus 14.50% and 15.35%, respectively, for the 1996 periods. The cash returns on average assets for the second quarter and six months ended June 30, 1997 were 1.10% and 1.13%, respectively, versus 0.96% and 1.06%, respectively, for the 1996 periods. Commenting on the Company's results, George L. Engelke, Jr., Chairman, President and Chief Executive Officer said, "We are pleased to report consecutive quarterly cash returns on tangible equity in excess of 17%. What is equally important to note is that the second quarter and first half increase in tangible equity from operations exceeded reported earnings by 39% illustrating the significance of cash earnings for Astoria Financial Corporation."

ASTORIA DECLARES QUARTERLY CASH DIVIDEND

         The Board of Directors, at their July 16, 1997 meeting, declared a quarterly cash dividend of $0.15 per common share. The dividend will be payable on September 2, 1997 to shareholders of record at the close of business on August 15, 1997. This is the ninth consecutive quarterly cash dividend declared by the Company.

FIFTH STOCK REPURCHASE PROGRAM UNDERWAY

         During the second quarter, Astoria Financial, under its previously announced stock repurchase program, purchased 315,000 shares of common stock, or 12.6% of the 2,500,000 shares authorized under the program, at a cost of $12.4 million, or $39.32 per share. A total of 805,497 shares at a cost of $31.2 million, or $38.72 per share, have been purchased since the commencement of the fifth stock repurchase program on November 27, 1996, bringing the

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



cumulative total shares repurchased to 5,695,829, at an average cost of $21.26 per share, since the first repurchase program commenced in April 1994. Additional purchases may be made from time to time through November 27, 1998, in the open market or through negotiated transactions, at the discretion of management.

1997 SECOND QUARTER AND SIX MONTH EARNINGS SUMMARY

         Net interest income for the second quarter of 1997 increased 5.6% to $49.4 million, from $46.8 million in the 1996 second quarter. For the six months ended June 30, 1997, net interest income increased 8.0%, or $7.3 million, to $98.9 million, from $91.6 million for the first six months of 1996. The three and six-month increases are primarily attributable to the growth in average interest-earning assets, primarily mortgage loans, partially offset by decreases in the net interest margin.

         Astoria's net interest margin was 2.62% and 2.70% for the quarter and six months ended June 30, 1997, respectively, compared to 2.81% for each of the comparable 1996 periods. The majority of the decrease in the net interest margin in the second quarter was due to a decrease of $292.1 million in the average balance of the mortgage-backed and mortgage-related securities portfolio, primarily resulting from a balance sheet restructuring, and a temporary increase, awaiting deployment into mortgage loans or other securities, of $219.7 million in the average balance of Federal funds, which reduced the yield on average interest earning assets.

          The provision for loan losses for the quarter ended June 30, 1997 was $1.4 million, compared to $2.0 million for the 1996 second quarter. For the six months ended June 30, 1997, the provision was $1.9 million, compared to $2.6 million for the comparable 1996 period. The 1997 provision for the second quarter and year-to-date were primarily related to growth in the mortgage loan portfolio, mainly single-family mortgage loans. Non-performing assets declined to $39 million, or 0.51% of total assets at June 30, 1997, from $55 million, or 0.78% of total assets at June 30, 1996 and from $40 million, or 0.52% of total assets at March 31, 1997.

         Non-interest income for the quarter ended June 30, 1997, exclusive of net gains on sales of securities and loans of $1.1 million, increased 20.2% to $3.5 million, compared to $2.9 million, exclusive of net gains on sales of securities and loans of $507,000 for the comparable quarter of 1996. Non-interest income, exclusive of net gains on sales of securities and loans of

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$1.5 million, increased 15.5% in the first half of 1997 to $6.6 million, compared to $5.7 million, exclusive of net gains on sales of securities and loans of $1.3 million for the 1996 period. The increases are primarily attributable to increased customer service and loan fees.

         For the quarter ended June 30, 1997, non-interest expense, excluding the amortization of goodwill and certain employee stock plans and related tax benefit ("cash non-interest expense"), declined 8.0% to $20.5 million, compared to $22.3 million for the same period last year. The decrease was due primarily to lower FDIC deposit insurance premiums. For the six months ended June 30, 1997, cash non-interest expense was $40.6 million, compared to $38.9 million for the first six months of 1996. For the quarter and six months ended June 30, 1997, non-interest expense, including the non-cash charges, were $26.5 million and $52.6 million, respectively, compared to $27.2 million and $48.7 million, respectively, for the comparable 1996 periods. Non-interest expense and cash non-interest expense for the 1996 periods include sizeable non-recurring recoveries on the disposition of certain real estate assets in the 1996 first quarter totaling $5.3 million, before taxes.

         Cash general and administrative expense ("G&A") decreased to $20.2 million in the 1997 second quarter and $40.1 million for the six months ended June 30, 1997, compared to $21.9 million and $43.2 million for the comparable 1996 periods, primarily due to lower FDIC deposit insurance premiums. More importantly, the cash general and administrative expense ratio to average assets for the second quarter and six months ended June 30, 1997 improved to 1.05% and 1.06%, respectively, from 1.26% and 1.27% for the comparable periods last year. Mr. Engelke commented, "The significant downward trend in this very important operating ratio is evidence of our focus on efficiency."

         General and administrative expense for the quarter and six months ended June 30, 1997, including non-cash charges, was $24.1 million and $47.9 million, respectively, compared to $24.7 million and $48.6 million, respectively, for the comparable 1996 periods. The general and administrative expense ratios to average assets for the second quarter and six months ended June 30, 1997 improved to 1.25% and 1.27%, respectively, from 1.42% and 1.43%, respectively, for the comparable 1996 periods.

BALANCE SHEET SUMMARY

         Total assets were $7.7 billion at June 30, 1997, unchanged from March 31, 1997 and up 5.4%, or $391.7 million from the $7.3 billion total reported at December 31, 1996.

         At June 30, 1997, the cumulative one-year interest rate sensitivity gap was 11.39% compared to 15.90% at June 30, 1996. Assuming the available-for-sale securities portfolio was categorized according to repricing periods based on estimated prepayments and maturities, the cumulative one-year interest rate sensitivity gap would be negative 4.07% at June 30, 1997 compared to negative 5.20% at June 30, 1996.

         Loans, net, increased $306.9 million, or 11.1% from March 31, 1997 and $433.1 million, or 16.4% from December 31, 1996. The increases were concentrated in one-to-four family mortgage loans. Mortgage lending activity in the second quarter and six months ended June 30, 1997 increased 18.5% and 16.5%, respectively, over the comparable periods a year ago. The table below details the activity:

             THREE MONTHS ENDED                           THREE MONTHS ENDED
                JUNE 30, 1997                                JUNE 30, 1996
ORIGINATED BY:
     Broker              $ 227.1 million                   $ 148.4 million
     Retail                111.5 million                      92.4 million
     Third Party            61.2 million                      91.6 million
     Bulk Purchase           ---                               5.0 million
                          --------------                    --------------
     TOTAL               $ 399.8 MILLION                   $ 337.4 MILLION

              SIX MONTHS ENDED                             SIX MONTHS ENDED
                JUNE 30, 1997                                JUNE 30, 1996
ORIGINATED BY:
     Broker              $ 350.6 million                   $ 194.0 million
     Retail                162.3 million                     138.7 million
     Third Party            97.0 million                     131.8 million
     Bulk Purchase           ---                              58.9 million
                          --------------                    --------------
     TOTAL               $ 609.9 MILLION                   $ 523.4 MILLION

         Commenting on the loan growth, Mr. Engelke said, "We continued to enjoy record mortgage loan growth in the second quarter due primarily to the success of our broker lending program, which has recently been expanded to include Maryland and Virginia in addition to New

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York, New Jersey and Connecticut."

         Deposits at June 30, 1997 were relatively unchanged from March 31, 1997 and totaled $4.5 billion. Importantly, core deposits increased 2.6% during the second quarter to 40.2% of total deposits. Borrowings decreased $94.5 million in the second quarter ended June 30, 1997 and increased $334.5 million in the first six months of 1997.

         Stockholders' equity was $599.8 million, or 7.8% of total assets, at June 30, 1997 compared to $584.4 million, or 7.6% of total assets, at March 31, 1997. Astoria Federal continues to maintain capital ratios well in excess of regulatory requirements. At June 30, 1997, core, tangible and risk-based capital ratios were 5.69%, 5.69% and 15.98%, respectively.

ASTORIA'S PROPOSED ACQUISITION OF THE GREATER NEW YORK SAVINGS BANK

         Astoria Financial Corporation announced on March 31, 1997, that it had entered into a definitive agreement pursuant to which Astoria will acquire The Greater New York Savings Bank (Nasdaq: GRTR), a thrift institution with $2.6 billion in assets, $1.7 billion in deposits and 14 retail banking offices. The transaction, subject to regulatory approvals and approval by the shareholders of both Astoria Financial Corporation and The Greater New York Savings Bank, is anticipated to close at the end of the third quarter.

ELECTION OF DIRECTORS AND APPOINTMENT OF AUDITORS

         At the Annual Meeting of Shareholders of Astoria Financial Corporation held on May 21, 1997, shareholders re-elected Andrew M. Burger, Denis J. Connors and Thomas J. Donahue as directors, each for a three year term, and ratified the appointment of KPMG Peat Marwick LLP as independent auditors for 1997.

         Astoria Financial Corporation is the holding company for Astoria Federal Savings and Loan Association. With assets of $7.7 billion, Astoria Financial is the third largest publicly traded thrift institution in New York and twelfth nationally. Established in 1888, Astoria Federal operates forty-five retail banking offices and provides retail banking, mortgage and consumer loan services to over 250,000 customers.

         Note: Astoria Financial Corporation's news releases are available at no charge by fax through PR Newswire's "Company News on Call" at (800) 758-5804, extension 104529 or may be accessed on the Internet, web site:
http://www.prnewswire.com

THIS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS WHICH ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS REGARDING ECONOMIC, LEGISLATIVE, AND REGULATORY ISSUES THAT MAY IMPACT THE COMPANY'S EARNINGS IN FUTURE PERIODS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY MATERIALLY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES, AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS, AND SERVICES.

                                  Tables Follow

                                      # # #

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                                                                          Page 8

                  ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In Thousands, Except Share Data)

                                                                                 June 30,                December 31,
                                                                                   1997                      1996
                                                                             ---------------           ---------------
ASSETS
Cash and due from banks                                                      $       17,026            $       18,923
Federal funds sold and repurchase agreements                                        162,586                    56,000
Mortgage-backed and mortgage-related securities available-
   for-sale (at estimated fair value)                                             1,803,216                 2,100,376
Other securities available-for-sale (at estimated fair value)                       151,830                   196,286
Mortgage-backed and mortgage-related securities
   held-to-maturity (estimated fair value of $1,296,408
   and $1,309,007, respectively)                                                  1,306,209                 1,321,613
Other securities held-to-maturity (estimated fair value
   of $861,628 and $637,338, respectively)                                          861,100                   639,402
Federal Home Loan Bank of New York stock                                             35,800                    32,354

Loans receivable:
   Mortgage loans, net                                                            3,028,898                 2,593,307
   Consumer and other loans                                                          56,424                    58,109
                                                                             ---------------           ---------------
                                                                                  3,085,322                 2,651,416
   Less allowance for loan losses                                                    14,927                    14,089
                                                                             ---------------           ---------------

   Loans receivable, net                                                          3,070,395                 2,637,327

Real estate owned and investments in real estate, net                                10,473                    12,129
Accrued interest receivable                                                          47,113                    43,976
Premises and equipment, net                                                          82,802                    83,424
Excess of cost over fair value of net assets
   acquired and other intangibles                                                    96,047                   100,267
Other assets                                                                         19,898                    30,686
                                                                             ---------------           ---------------

TOTAL ASSETS                                                                 $    7,664,495            $    7,272,763
                                                                             ===============           ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Deposits                                                                  $    4,545,241            $    4,513,093
   Reverse repurchase agreements                                                  2,200,577                 1,845,000
   Federal Home Loan Bank of New York advances                                      245,440                   266,514
   Mortgage escrow funds                                                             33,067                    26,520
   Accrued expenses and other liabilities                                            40,403                    32,807
                                                                             ---------------           ---------------

TOTAL LIABILITIES                                                                 7,064,728                 6,683,934
                                                                             ---------------           ---------------

Stockholders' equity:
   Common stock (20,978,152 and 21,472,886 shares outstanding, respectively)            264                       264
   Additional paid-in capital                                                       337,391                   330,398
   Retained earnings                                                                403,136                   379,876
   Treasury stock (5,383,552 and 4,888,818 shares, respectively, at cost)         (115,137)                  (91,188)
   Net unrealized gains on securities, net of taxes                                   1,827                       156
   Unallocated common stock held by ESOP                                           (23,001)                  (24,489)
   Unearned common stock held by RRPs                                               (4,713)                   (6,188)
                                                                             ---------------           ---------------

TOTAL STOCKHOLDERS' EQUITY                                                          599,767                   588,829
                                                                             ---------------           ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $    7,664,495            $    7,272,763
                                                                             ===============           ===============


                  ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
(In Thousands, Except Share Data)


                                                                  Three Months Ended                    Six Months Ended
                                                                       June 30,                             June 30,
                                                           -----------------------------         -------------------------------
                                                              1997             1996                  1997             1996
                                                           ------------    -------------         --------------   --------------

Interest income:
  Mortgage loans                                          $     56,831    $      44,962         $      109,385   $       87,486
  Consumer and other loans                                       1,404            1,516                  2,850            3,041
  Mortgage-backed and mortgage-related securities               56,536           62,660                115,461          125,576
  Federal funds sold and repurchase agreements                   3,979              893                  4,847            1,948
  Other securities                                              16,662           11,211                 31,942           19,025
                                                           ------------    -------------         --------------   --------------
Total interest income                                          135,412          121,242                264,485          237,076
                                                           ------------    -------------         --------------   --------------

Interest expense:
  Deposits                                                      48,935           47,088                 96,494           93,129
  Borrowed funds                                                37,032           27,330                 69,090           52,389
                                                           ------------    -------------         --------------   --------------
Total interest expense                                          85,967           74,418                165,584          145,518
                                                           ------------    -------------         --------------   --------------

Net interest income                                             49,445           46,824                 98,901           91,558
Provision for loan losses                                        1,414            2,042                  1,914            2,564
                                                           ------------    -------------         --------------   --------------
Net interest income after provision for loan losses             48,031           44,782                 96,987           88,994
                                                           ------------    -------------         --------------   --------------

Non-interest income:
  Customer service and loan fees                                 2,534            2,246                  4,978            4,327
  Net gain on sales of securities and loans                      1,138              507                  1,516            1,269
  Other                                                            989              686                  1,638            1,401
                                                           ------------    -------------         --------------   --------------
Total non-interest income                                        4,661            3,439                  8,132            6,997
                                                           ------------    -------------         --------------   --------------

Non-interest expense:
  General and administrative:
    Compensation and benefits                                   12,913           12,478                 26,285           24,907
    Occupancy, equipment and systems                             5,919            5,892                 11,917           11,697
    Federal deposit insurance premiums                             762            2,455                  1,572            4,919
    Advertising                                                  1,146            1,346                  2,060            2,093
    Other                                                        3,386            2,503                  6,051            4,985
                                                           ------------    -------------         --------------   --------------
  Total general and administrative                              24,126           24,674                 47,885           48,601
  Real estate operations, net                                       79              339                    191          (2,916)
  Provision for (recovery of) real estate losses                   227               65                    291          (1,332)
  Amortization of excess of cost over fair value of
     net assets acquired                                         2,110            2,171                  4,220            4,342
                                                           ------------    -------------         --------------   --------------
Total non-interest expense                                      26,542           27,249                 52,587           48,695
                                                           ------------    -------------         --------------   --------------

Income before income tax expense                                26,150           20,972                 52,532           47,296
Income tax expense                                              10,943            9,262                 21,891           20,868
                                                           ------------    -------------         --------------   --------------

NET INCOME                                                $     15,207    $      11,710         $       30,641   $       26,428
                                                           ============    =============         ==============   ==============

Primary earnings per share                                $       0.72    $        0.56         $         1.45   $         1.24
                                                           ============    =============         ==============   ==============
Fully diluted earnings per share                          $       0.72    $        0.55         $         1.44   $         1.23
                                                           ============    =============         ==============   ==============


Primary weighted average common stock and common
  stock equivalents                                         21,041,675       21,096,987             21,177,749       21,348,175
Fully diluted weighted average common stock and common
  stock equivalents                                         21,202,313       21,129,049             21,307,568       21,437,997


                                                                         Page 10
                  ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF CASH EARNINGS
--------------------------------------
(In Thousands, Except Share Data)


                                                                                       Three Months Ended
                                                                                         June 30, 1997
                                                            ---------------------------------------------------------------------
                                                                Reported                                              Cash
                                                                Earnings                 Adjustments                Earnings
                                                            ------------------       --------------------      ------------------

Interest income:
      Mortgage loans                                       $           56,831       $       ---               $           56,831
      Consumer and other loans                                          1,404               ---                            1,404
      Mortgage-backed and mortgage-related securities                  56,536               ---                           56,536
      Federal funds sold and repurchase agreements                      3,979               ---                            3,979
      Other securities                                                 16,662               ---                           16,662
                                                            ------------------                                 ------------------
Total interest income                                                 135,412               ---                          135,412
                                                            ------------------                                 ------------------

Interest expense:
      Deposits                                                         48,935               ---                           48,935
      Borrowed funds                                                   37,032               ---                           37,032
                                                            ------------------                                 ------------------
Total interest expense                                                 85,967               ---                           85,967
                                                            ------------------                                 ------------------

Net interest income                                                    49,445               ---                           49,445
Provision for loan losses                                               1,414               ---                            1,414
                                                            ------------------                                 ------------------
Net interest income after provision for loan losses                    48,031               ---                           48,031
                                                            ------------------                                 ------------------

Non-interest income:
      Customer service and loan fees                                    2,534               ---                            2,534
      Net gain on sales of securities and loans                         1,138               ---                            1,138
      Other                                                               989               ---                              989
                                                            ------------------                                 ------------------
Total non-interest income                                               4,661               ---                            4,661
                                                            ------------------                                 ------------------

Non-interest expense:
      General and administrative:
           Compensation and benefits                                   12,913                   (3,922) (1)                8,991
           Occupancy, equipment and systems                             5,919               ---                            5,919
           Federal deposit insurance premiums                             762               ---                              762
           Advertising                                                  1,146               ---                            1,146
           Other                                                        3,386               ---                            3,386
                                                            ------------------       ------------------        ------------------
      Total general and administrative                                 24,126                   (3,922)                   20,204
      Real estate operations, net                                          79               ---                               79
      Provision for real estate losses                                    227               ---                              227
      Amortization of excess of cost over fair value of
           net assets acquired                                          2,110                   (2,110) (2)           ---
                                                            ------------------       ------------------        ------------------
Total non-interest expense                                             26,542                   (6,032)                   20,510
                                                            ------------------       ------------------        ------------------

Income before income tax expense                                       26,150                    6,032                    32,182
Income tax expense                                                     10,943               ---                           10,943
                                                            ------------------       ------------------        ------------------

NET INCOME                                                 $           15,207       $            6,032        $           21,239
                                                            ==================       ==================        ==================

Primary earnings per share                                 $             0.72       $             0.29        $             1.01
                                                            ==================       ==================        ==================
Fully diluted earnings per share                           $             0.72       $             0.28        $             1.00
                                                            ==================       ==================        ==================

Primary weighted average common stock and
      common stock equivalents                                     21,041,675
Fully diluted weighted average common stock and
      common stock equivalents                                     21,202,313

                                                                                       Three Months Ended
                                                                                         June 30, 1996
                                                            --------------------------------------------------------------------
                                                                Reported                                             Cash
                                                                Earnings                  Adjustments              Earnings
                                                            ------------------       -------------------      ------------------

Interest income:
      Mortgage loans                                       $           44,962       $       ---              $           44,962
      Consumer and other loans                                          1,516               ---                           1,516
      Mortgage-backed and mortgage-related securities                  62,660               ---                          62,660
      Federal funds sold and repurchase agreements                        893               ---                             893
      Other securities                                                 11,211               ---                          11,211
                                                            ------------------                                ------------------
Total interest income                                                 121,242               ---                         121,242
                                                            ------------------                                ------------------

Interest expense:
      Deposits                                                         47,088               ---                          47,088
      Borrowed funds                                                   27,330               ---                          27,330
                                                            ------------------                                ------------------
Total interest expense                                                 74,418               ---                          74,418
                                                            ------------------                                ------------------

Net interest income                                                    46,824               ---                          46,824
Provision for loan losses                                               2,042               ---                           2,042
                                                            ------------------                                ------------------
Net interest income after provision for loan losses                    44,782               ---                          44,782
                                                            ------------------                                ------------------
Non-interest income:
      Customer service and loan fees                                    2,246               ---                           2,246
      Net gain on sales of securities and loans                           507               ---                             507
      Other                                                               686               ---                             686
                                                            ------------------                                ------------------
Total non-interest income                                               3,439               ---                           3,439
                                                            ------------------                                ------------------

Non-interest expense:
      General and administrative:
           Compensation and benefits                                   12,478                   (2,785) (1)               9,693
           Occupancy, equipment and systems                             5,892               ---                           5,892
           Federal deposit insurance premiums                           2,455               ---                           2,455
           Advertising                                                  1,346               ---                           1,346
           Other                                                        2,503               ---                           2,503
                                                            ------------------       ------------------       ------------------
      Total general and administrative                                 24,674                   (2,785)                  21,889
      Real estate operations, net                                         339               ---                             339
      Provision for real estate losses                                     65               ---                              65
      Amortization of excess of cost over fair value of
           net assets acquired                                          2,171                   (2,171) (2)         ---
                                                            ------------------       ------------------       ------------------
Total non-interest expense                                             27,249                   (4,956)                  22,293
                                                            ------------------       ------------------       ------------------

Income before income tax expense                                       20,972                    4,956                   25,928
Income tax expense                                                      9,262               ---                           9,262
                                                            ------------------       ------------------       ------------------

NET INCOME                                                 $           11,710       $            4,956       $           16,666
                                                            ==================       ==================       ==================

Primary earnings per share                                 $             0.56       $             0.23       $             0.79
                                                            ==================       ==================       ==================
Fully diluted earnings per share                           $             0.55       $             0.24       $             0.79
                                                            ==================       ==================       ==================

Primary weighted average common stock and
      common stock equivalents                                     21,096,987
Fully diluted weighted average common stock and
      common stock equivalents                                     21,129,049


------------------------------------------------------------------------------------------------------------------------------------

(1) Non-cash amortization expense relating to allocation of ESOP stock and earned portion of RRP stock and related tax benefit (See page 12)

(2) Non-cash amortization expense of excess of cost over fair value of net assets acquired (goodwill) (See page 12)

                                                                         Page 11
                  ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF CASH EARNINGS
--------------------------------------
(In Thousands, Except Share Data)


                                                                       Six Months Ended
                                                                        June 30, 1997
                                                        --------------------------------------------
                                                         Reported                           Cash
                                                         Earnings        Adjustments      Earnings
                                                        -----------     -------------   ------------

Interest income:
    Mortgage loans                                     $   109,385     $   ---         $    109,385
    Consumer and other loans                                 2,850         ---                2,850
    Mortgage-backed and mortgage-related securities        115,461         ---              115,461
    Federal funds sold and repurchase agreements             4,847         ---                4,847
    Other securities                                        31,942         ---               31,942
                                                        -----------                     ------------
Total interest income                                      264,485         ---              264,485
                                                        -----------                     ------------

Interest expense:
    Deposits                                                96,494         ---               96,494
    Borrowed funds                                          69,090         ---               69,090
                                                        -----------                     ------------
Total interest expense                                     165,584         ---              165,584
                                                        -----------                     ------------

Net interest income                                         98,901         ---               98,901
Provision for loan losses                                    1,914         ---                1,914
                                                        -----------                     ------------
Net interest income after provision for loan losses         96,987         ---               96,987
                                                        -----------                     ------------

Non-interest income:
    Customer service and loan fees                           4,978         ---                4,978
    Net gain on sales of securities and loans                1,516         ---                1,516
    Other                                                    1,638         ---                1,638
                                                        -----------                     ------------
Total non-interest income                                    8,132         ---                8,132
                                                        -----------                     ------------

Non-interest expense:
    General and administrative:
       Compensation and benefits                            26,285          (7,781) (1)      18,504
       Occupancy, equipment and systems                     11,917         ---               11,917
       Federal deposit insurance premiums                    1,572         ---                1,572
       Advertising                                           2,060         ---                2,060
       Other                                                 6,051         ---                6,051
                                                        -----------     -----------     ------------
    Total general and administrative                        47,885          (7,781)          40,104
    Real estate operations, net                                191         ---                  191
    Provision for (recovery of) real estate losses             291         ---                  291
    Amortization of excess of cost over fair value of
       net assets acquired                                   4,220          (4,220) (2)     ---
                                                        -----------     -----------     ------------
Total non-interest expense                                  52,587         (12,001)          40,586
                                                        -----------     -----------     ------------

Income before income tax expense                            52,532          12,001           64,533
Income tax expense                                          21,891         ---               21,891
                                                        -----------     -----------     ------------

NET INCOME                                             $    30,641     $    12,001     $     42,642
                                                        ===========     ===========     ============

Primary earnings per share                             $      1.45     $      0.57     $       2.02
                                                        ===========     ===========     ============
Fully diluted earnings per share                       $      1.44     $      0.57     $       2.01
                                                        ===========     ===========     ============

Primary weighted average common stock and
    common stock equivalents                            21,177,749
Fully diluted weighted average common stock and
    common stock equivalents                            21,307,568

                                                                       Six Months Ended
                                                                        June 30, 1996
                                                        ---------------------------------------------
                                                         Reported                           Cash
                                                         Earnings       Adjustments       Earnings
                                                        -----------     -------------    ------------

Interest income:
    Mortgage loans                                     $    87,486     $   ---          $     87,486
    Consumer and other loans                                 3,041         ---                 3,041
    Mortgage-backed and mortgage-related securities        125,576         ---               125,576
    Federal funds sold and repurchase agreements             1,948         ---                 1,948
    Other securities                                        19,025         ---                19,025
                                                        -----------                      ------------
Total interest income                                      237,076         ---               237,076
                                                        -----------                      ------------

Interest expense:
    Deposits                                                93,129         ---                93,129
    Borrowed funds                                          52,389         ---                52,389
                                                        -----------                      ------------
Total interest expense                                     145,518         ---               145,518
                                                        -----------                      ------------

Net interest income                                         91,558         ---                91,558
Provision for loan losses                                    2,564         ---                 2,564
                                                        -----------                      ------------
Net interest income after provision for loan losses         88,994         ---                88,994
                                                        -----------                      ------------

Non-interest income:
    Customer service and loan fees                           4,327         ---                 4,327
    Net gain on sales of securities and loans                1,269         ---                 1,269
    Other                                                    1,401         ---                 1,401
                                                        -----------                      ------------
Total non-interest income                                    6,997         ---                 6,997
                                                        -----------                      ------------

Non-interest expense:
    General and administrative:
       Compensation and benefits                            24,907          (5,406) (1)       19,501
       Occupancy, equipment and systems                     11,697         ---                11,697
       Federal deposit insurance premiums                    4,919         ---                 4,919
       Advertising                                           2,093         ---                 2,093
       Other                                                 4,985         ---                 4,985
                                                        -----------     -----------      ------------
    Total general and administrative                        48,601          (5,406)           43,195
    Real estate operations, net                             (2,916)        ---                (2,916)
    Provision for (recovery of) real estate losses          (1,332)        ---                (1,332)
    Amortization of excess of cost over fair value of
       net assets acquired                                   4,342          (4,342) (2)      ---
                                                        -----------     -----------      ------------
Total non-interest expense                                  48,695          (9,748)           38,947
                                                        -----------     -----------      ------------

Income before income tax expense                            47,296           9,748            57,044
Income tax expense                                          20,868         ---                20,868
                                                        -----------     -----------      ------------

NET INCOME                                             $    26,428     $     9,748      $     36,176
                                                        ===========     ===========      ============

Primary earnings per share                             $      1.24     $      0.46      $       1.70
                                                        ===========     ===========      ============
Fully diluted earnings per share                       $      1.23     $      0.46      $       1.69
                                                        ===========     ===========      ============

Primary weighted average common stock and
    common stock equivalents                            21,348,175
Fully diluted weighted average common stock and
    common stock equivalents                            21,437,997



-----------------------------------------------------------------------------------------------------

(1) Non-cash amortization expense relating to allocation of ESOP stock and earned portion of RRP stock and related tax benefit (See page 13)

(2) Non-cash amortization expense of excess of cost over fair value of net assets acquired (goodwill) (See page 13)

                  ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY


CONSOLIDATED STATEMENT OF CHANGES IN TANGIBLE STOCKHOLDERS' EQUITY (In Thousands, Except Share Data)



                                                                                                 FOR THE QUARTER ENDED JUNE 30, 1997
                                                                                               -----------------------------------

                                                                                      Excess of Cost Over             Tangible
                                                                    Stockholders'   Fair Value of Net Assets        Stockholders'
                                                                        Equity    Acquired and Other Intangibles       Equity
                                                                  --------------- ------------------------------  ----------------


Balance at March 31, 1997                                              $ 584,392           ($98,157)                $ 486,235

Cash dividends declared and paid on common stock              (1)         (3,069)              --                      (3,069)
Common stock repurchased (315,000 shares)                     (1)        (12,386)              --                     (12,386)
Stock options exercised and related tax benefit               (1)            403               --                         403
                                                                       ---------          ---------                 ---------
                                                                         569,340            (98,157)                  471,183

Change in unrealized gains on securities,                     (2)
     net of taxes                                                         11,298               --                      11,298
                                                                       ---------          ---------                 ---------
Stockholders' equity prior to effect of operations                       580,638            (98,157)                  482,481


Net income                                                    (3)          15,207               --                      15,207
Amortization relating to allocation of ESOP stock             (3)
     and earned portion of RRP stock and related tax benefit  (3)          3,922               --                       3,922
Amortization of excess of cost over fair value
     of net assets acquired                                                 --                2,110                     2,110
                                                                       ---------          ---------                 ---------



Balance at June 30, 1997                                               $ 599,767           ($96,047)                $ 503,720
                                                                       =========          =========                 =========




(1) Effect of cash dividend payment, stock repurchase program and option exercises.

(2)  Adjustment due to increased fair value of securities available-for-sale.

(3) Tangible stockholders' equity increased a total of $21,239,000 or 17.5% (annualized), as a result of second quarter 1997 operations.

                  ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY


CONSOLIDATED STATEMENT OF CHANGES IN TANGIBLE STOCKHOLDERS' EQUITY

                                                                                            FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                                                                            --------------------------------------

                                                                                         Excess of Cost Over            Tangible
                                                                    Stockholders'   Fair Value of Net Assets           Stockholders'
                                                                        Equity        Acquired and Other Intangibles     Equity
                                                                  ----------------   ------------------------------    ------------

Balance at December 31, 1996                                          $ 588,829             ($100,267)                  $ 488,562

Cash dividends declared and paid on common stock             (1)         (5,345)                 --                        (5,345)
Common stock repurchased (730,497 shares)                    (1)        (28,570)                 --                       (28,570)
Stock options exercised and related tax benefit              (1)          4,760                  --                         4,760
                                                                      ---------             ---------                   ---------
                                                                        559,674              (100,267)                    459,407

Change in unrealized gains on securities,                    (2)
     net of taxes                                                         1,671                  --                         1,671
                                                                      ---------             ---------                   ---------
Stockholders' equity prior to effect of operations                      561,345              (100,267)                    461,078


Net income                                                   (3)         30,641                  --                        30,641
Amortization relating to allocation of ESOP stock            (3)
     and earned portion of RRP stock and related tax benefit (3)          7,781                  --                         7,781
Amortization of excess of cost over fair value
     of net assets acquired                                                --                   4,220                       4,220
                                                                      ---------             ---------                   ---------



Balance at June 30, 1997                                              $ 599,767              ($96,047)                  $ 503,720
                                                                      =========             =========                   =========

(1) Effect of cash dividend payment, stock repurchase program and option exercises.

(2)  Adjustment due to increased fair value of securities available-for-sale.

(3) Tangible stockholders' equity increased a total of $42,642,000 or 17.5% (annualized), as a result of 1997 operations.

                  ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY


SELECTED FINANCIAL RATIOS AND OTHER DATA



                                                             At or For the                                 At or For the
                                                          Three Months Ended                             Six Months Ended
                                                               June 30,                                      June 30,
                                                    --------------------------------              --------------------------------
                                                       1997                 1996                      1997                 1996
                                                    -----------          -----------              -----------          -----------
                                                              (Annualized)                                 (Annualized)

SELECTED FINANCIAL & MARKET DATA


   Return on average equity                           10.30%                8.28%                        10.40%                9.14
   CASH RETURN ON AVERAGE EQUITY(1)                   14.39                11.79                         14.47                12.51
   Return on average tangible equity                  12.33                10.19                         12.48                11.21
   CASH RETURN ON AVERAGE TANGIBLE EQUITY(1)          17.23                14.50                         17.37                15.35
   Return on average assets                            0.79                 0.68                          0.81                 0.78
   CASH RETURN ON AVERAGE ASSETS(1)                    1.10                 0.96                          1.13                 1.06
   Net interest spread                                 2.23                 2.50                          2.35                 2.49
   Net interest margin                                 2.62                 2.81                          2.70                 2.81
   General and administrative expenses
       to average assets                               1.25                 1.42                          1.27                 1.43
   CASH GENERAL AND ADMINISTRATIVE EXPENSES
       TO AVERAGE ASSETS(2)                            1.05                 1.26                          1.06                 1.27
   Efficiency ratio                                   45.55                49.59                         45.38                49.96
   CASH EFFICIENCY RATIO(2)                           38.15                43.99                         38.01                44.40
   Cash dividends paid per common share           $    0.15            $    0.11                      $   0.26             $   0.21
   Book value per common share                                                                           28.59                26.11
   Tangible book value per common share                                                                  24.01                21.25




                                                             At                                            At
                                                       June 30, 1997                                 June 30, 1996
                                                       -------------                                 -------------

ASSET QUALITY RATIOS

   Non-performing loans/total loans                         0.94%                                         1.59%
   Non-performing loans/total assets                        0.38                                          0.54
   Non-performing assets/total assets                       0.51                                          0.78
   Allowance for loan losses/non-performing loans          51.74                                         34.87
   Allowance for loan losses/non-accrual loans             62.53                                         42.17
   Allowance for loan losses/total loans                    0.48                                          0.55


(1) Excluding non-cash charge for amortization of goodwill, ESOP and RRP stock and related tax benefit.

(2) Excluding non-cash charge for amortization of ESOP and RRP stock and related tax benefit.

                  ASTORIA FINANCIAL CORPORATION AND SUBSIDIARY


SELECTED FINANCIAL RATIOS AND OTHER DATA
   (Continued)

                                                                At or For the                           At or For the
                                                             Three Months Ended                       Six Months Ended
                                                                  June 30,                                June 30,
                                                       --------------------------------        --------------------------------
                                                          1997                 1996                1997               1996
                                                       -----------          -----------        -----------          -----------
                                                                (Annualized)                             (Annualized)


CAPITAL RATIOS (ASTORIA FEDERAL)
   Tangible                                                                                          5.69%              6.06%
   Core                                                                                              5.69               6.06
   Risk-based                                                                                       15.98              18.03

OTHER DATA
(DOLLARS IN MILLIONS)
   Average equity/average assets                             7.64%                8.16%              7.81%              8.50%
   Average tangible equity/average tangible assets           6.47                 6.74               6.59               7.04
   Average interest-earning assets to
       average interest-bearing liabilities                                                          1.08x              1.07x
   Cumulative one year interest - sensitivity gap                                                   11.39%             15.90%
   Cumulative one year interest - sensitivity gap (1)                                               (4.07%)            (5.20%)

   Average interest-earning assets                       $  7,550            $   6,675           $  7,322           $  6,528
   Average interest-bearing liabilities                     6,961                6,237              6,798              6,098
   Non-performing assets                                                                               39                 55
   Non-performing loans                                                                                29                 38
   90 days past maturity but still accruing                                                             5                  7
   Non-accrual loans                                                                                   24                 31

          (1) Assumes available-for-sale portfolio categorized according to repricing periods based on their estimated prepayments and maturities.